UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 6, 2021

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2021, the Board of Directors (the “Board”) of Watsco, Inc., a Florida corporation (the “Company”) appointed John Macdonald, 64, as a Common stock director and nominated Mr. Macdonald to stand for election at the Company’s 2022 annual shareholder meeting for a term to expire at the Company’s 2024 annual meeting of shareholders. The Board additionally appointed Mr. Macdonald to serve on the Board’s Compensation Committee.

Mr. Macdonald is the former President and CEO of Enercare, Inc., one of the largest home service companies in North America. He retired from Enercare in 2018, following its acquisition by Brookfield Infrastructure. He presently serves as Chairman of the Board of Parity, Inc., a Toronto-based computer software company using artificial intelligence to reduce carbon emissions for multi-tenant buildings. Mr. Macdonald was a member of the Company’s Advisory Board from September 2019 until his appointment to the Board on October 11, 2021.

Mr. Macdonald will participate in the standard non-management director compensation arrangements described in the section entitled “Director Compensation” that is included in the Company’s 2021 Proxy Statement filed with the Securities and Exchange Commission on April 30, 2021.

There are no arrangements or understandings between either Mr. Macdonald, on the one hand, and any other person, on the other hand, pursuant to which he was appointed to the Board. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Macdonald was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Mr. Macdonald replaces George P. Sape, who resigned from the Board on October 6, 2021. Mr. Sape was elected by the holders of the Company’s Common stock, and his term was to expire at the Company’s 2024 annual meeting of shareholders. Mr. Sape’s resignation from the Board was not due to any disagreement with the Company, and Mr. Sape joined the Company’s Advisory Board effective October 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: October 12, 2021	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer